UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Elimination of Series B Convertible Preferred Stock

On December 6, 2016, xG Technology, Inc., a Delaware corporation (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware, in order to eliminate from the Amended and Restated Certificate of Incorporation (the “Charter”) all matters set forth in the Charter related to the Certificate of Designations in respect to the Company’s previously issued Series B Convertible Preferred Stock, none of the shares of which remain outstanding or will be issued in the future. This elimination returned such shares of preferred stock to authorized but undesignated shares of the Company’s preferred stock. A copy of the Certificate of Elimination for the Series B Convertible Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Elimination for Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
		Name:	Roger Branton
		Title:	Chief Financial Officer